Exhibit 99.1

Petro River Oil Corp. Announces Vertical Drilling Program in Osage County & Provides Corporate Update

Program Expected to Produce Economic Results at Current Crude Oil Prices

HOUSTON, TX – April 2, 2015. Petro River Oil Corp. (PTRC) (“Petro River” or the “Company”) is pleased to provide an update on its proposed drilling program on its core asset, the Pearsonia West Concession (“Pearsonia”) in Osage County Oklahoma, as well as other recent corporate activities.

Pearsonia comprises one of the largest contiguous oil and gas acreage positions in Oklahoma, at approximately 106,000 acres.  Petro River acquired a controlling interest in the asset in May 2014 through an investment in Bandolier Energy LLC.  Pearsonia had been previously exploited by horizontal drilling in Mississippian reservoirs and the future exploration and development strategy was to target similar reservoirs through horizontal drilling.  In order to best develop Pearsonia, Petro River is actively pursuing a vertical development program built upon the 36 miles of high quality proprietary 3D seismic. Our technical team has identified a number of structural closures, ranging in size from 160 acres to 1000+ acres.  These structures are suitable for and support a vertical development program that can be implemented in the near future and that we believe has economic merit in the current low crude oil price environment.

Shane Matson, President of Bandolier Energy commented, “Osage County has long been known for having, along with 20 producing Paleozoic horizons, the best Mississippian reservoirs in the Mid-Continent.  Our team has deep experience integrating advanced seismic interpretation techniques with existing well control to identify high grade vertical opportunities. This advantage, coupled with the immense knowledge base gained through the successful horizontal exploitation of conventional and unconventional Mississippian reservoirs in the county, gives confidence in our ability to successfully exploit the reserves we know are trapped in the subsurface.”

Pearsonia Vertical Drilling Program

The relatively shallow nature of the reservoirs in the Pearsonia region along with few drilling hazards allow for low drilling and completion costs for vertical wells. Estimated costs are in the $275,000 - $300,000 range which is about 10% of the cost of a horizontal well. Operating costs for vertical wells are also much lower. Substantial investment has been made in infrastructure which complements and accelerates the time from well completion to oil production. Additionally, each well has the opportunity to encounter multiple reservoirs of Mississippian and Pennsylvanian age, creating stacked potential for each wellbore.  Recent conservative economic projections developed by the Company, calculated using low-case economic ultimate recoveries and current pricing parameters, indicate potential double-digit internal rates of return. These potential returns are enhanced if higher oil prices and larger reserves are achieved.  Petro River is currently seeking development partners with the intention of commencing a pilot vertical well drilling program subject to regulatory approval.

Experience in Mississippi Lime Vertical Drilling & Analogous Results

Pearsonia is strategically located in a fairway of the most significant Mississippian fields in the county, the Greater Dog Creek-Pearsonia-Blackland-Foraker trend. Historically, surrounding fields have produced millions of barrels of oil from vertical Mississippian completions. The Burbank Oil Field, which has produced over 600 million barrels of oil to date, is located just adjacent to and down-dip of Pearsonia.  Further, there are five major fields adjacent to or within the boundaries of Pearsonia.  These five fields have an average of 60 vertical wells with cumulative oil production of 19.2 million barrels of oil, cumulative natural gas production of approximately 7.35 billion cubic feet, and average production of 71,100 barrels of oil per well.  In addition, the Company’s management and advisory board have substantial experience executing development programs in the region. Collectively, the management of Petro River, Bandolier, and the advisory team have drilled over 200 wells in the Mid-continent region and have 85 years’ experience successfully drilling wells in the Mississippian and related structures.

An Increased Focus on Technology Solutions Business Petro Spring

In an effort to take advantage of opportunities in the market, the Company has recently increased focus on Petro Spring LLC., its wholly owned technology focused subsidiary.  Petro Spring recently acquired the patented Havelide System,TM a proprietary method using molten salt chemistry that converts natural gas to higher value liquid products, including naphtha, hydrogen peroxide, and hydrogen gas.  Once commercial, the Havelide SystemTM would enable the conversion of gases to liquids with very favorable economics.  Compared to Fischer-Tropsch, the current industry standard that has been employed for over 90 years, the Havelide SystemTMconversion is projected to be less than half the cost through a reduction in the capital, operating and processing costs.  Petro River is in the process of fast-tracking the development of this technology.

Exploration Opportunity in Larne Basin, Northern Ireland

Petro River is currently evaluating an exploration project in Northern Ireland consisting of an opportunity to drill an exploratory well in Northern Ireland in the late third or early fourth quarter of 2015. The Larne Basin is one of the last remaining unexplored basins in the United Kingdom, with several nearby successful analogues. Structural traps and good reservoir rock have been identified through prior drilling and recent seismic acquisition, the primary risk being maturity and timing of source.  If further drilling proves the existence of mature source rock, an entire basinal opportunity may be opened up with the potential for world-class reserve accumulations.   Although no assurances can be given, in the event the Company pursues this opportunity and is able to acquire an interest, it is anticipated that the Company could have this working interest in the Larne Basin prior to the end of the current fiscal year.

About Petro River

Petro River Oil Corp. (OTCBB: PTRC) is an energy company focused on applying modern technologies to both conventional and non-conventional oil and gas assets. The company leverages the diverse skill set of its leadership which includes executives with capital market experience as well as technical oil and gas experience.  Petro River’s core acreage is located in the Mid-Continent region in Oklahoma.  The company also owns Petro Spring, its technology focused business.  For more information, please visit our website: www.petroriveroil.com

About Petro Spring LLC.

Petro Spring is a wholly owned subsidiary of Petro River created on December 12, 2013 as a technology-focused business segment of the Company.  It was launched with an intentionally broad mandate to acquire and commercialize cutting edge technologies with the intent to capitalize on the significant technological experience of its leadership team and network of industry relationships within the energy sector.

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.

The forward-looking statements contained in this news release are made as of the date of this news release. Petro River disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.

Contact Information:

Investor Relations:

IR@petroriveroil.com

212-596-7090

www.petroriveroil.com